UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

February 22, 2024

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Agile Therapeutics, Inc., a Delaware corporation (the “Company”) issued warrants on July 6, 2022 and May 25, 2023, each of which were amended on December 3, 2023 (collectively the “Warrants”) to a certain investor, collectively representing the right to purchase up to an aggregate of 3,892,572 shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), at an exercise price of $3.69 per share.

On February 22, 2024, the Company entered into a warrant exercise agreement (the “Exercise Agreement”) with this certain holder of its Warrants (the “Exercising Holder”) wherein the Exercising Holder agreed to exercise the Warrants for cash, at an exercise price reduced by the Company to $1.25 per share (the “Warrant Exercise”).

The gross proceeds from the Warrant Exercise are expected to be approximately $4.8 million. The closing is expected to occur on February 26, 2024 subject to customary closing conditions.

In consideration for the Warrant Exercise, the Company issued new unregistered warrants to purchase shares of Common Stock (the “New Warrants”). The New Warrants are exercisable for an aggregate of up to 7,785,144 shares of Common Stock, at an exercise price of $1.00 per share and will be immediately exercisable upon issuance. 3,992,572 of the New Warrants will have a term of five years from the issuance date and 3,792,572 of the New Warrants will have a term of eighteen months from the issuance date. The exercise price of the New Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New Warrants.

H.C. Wainwright & Co., LLC acted as placement agent and financial advisor in connection with the transaction and will receive a cash fee of 7.0% of the gross proceeds resulting from the Warrant Exercise, a management fee of 1.0% of the gross proceeds resulting from the Warrant Exercise and warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 5.0% of the number of Warrants exercised at an exercise price of $1.5625.

The New Warrants were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon exercise of the New Warrants. Pursuant to the Exercise Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the U.S. Securities and Exchange Commission (in each case, subject to certain exceptions) until fifteen (15) days after the closing date.

Neither the disclosures on this Current Report on Form 8-K nor the exhibits hereto shall constitute an offer to sell or the solicitation of an offer to buy the securities described herein and therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forms of Exercise Agreement, New Warrant and Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Exercise Agreement, form of New Warrant and form of Placement Agent Warrant are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

The information set forth under Item 1.01 is incorporated by reference into this Item 8.01.

On February 22, 2024 the Company issued a press release related to the Warrant Exercise. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2,
Exhibit Number	Description
4.1	Form of New Warrant.
4.2	Form of New Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Exercise Agreement.
99.1	Press Release dated February 22, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: February 23, 2024	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer